UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2025

AGRIFY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-39946	30-0943453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2468 Industrial Row Dr. Troy, MI	48084
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 896-5243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AGFY	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On March 21, 2025, Agrify Corporation (the “Company”) entered into the Shared Services Agreement (the “Agreement”) with Vision Management Services, LLC (“VMS”), a subsidiary of Green Thumb Industries Inc. (“Green Thumb”). Green Thumb is an indirect owner of 34% of the outstanding common stock and common stock underlying warrants of the Company. The Agreement provides that VMS, will provide the services typically performed by a chief financial officer of a public company, and that the Company will pay VMS monthly fees based on VMS’s direct costs in providing such services, with a maximum amount of $72,552 per month. The Agreement is for a term of one year, is terminable by either party on 90 days’ notice for any or no reason, and will automatically renew for successive one year terms unless terminated by either party at least thirty days prior to the end of the applicable term.

Item 2.02. Results of Operations and Financial Conditions.

Also on March 21, 2025, the Company issued a press release announcing financial results for the quarter and year ended December 31, 2024. A copy of the release is attached as Exhibit 99.1.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, is not deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates them by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On March 19, 2025, the Board of Directors of the Company appointed Brad Asher, 39, to serve as its Chief Financial Officer and its principal financial and accounting officer effective March 24, 2025. Mr. Asher will also serve as the CFO – Hemp of Green Thumb as of March 24, 2025, and will continue in that role following his appointment as the Company’s Chief Financial Officer. Mr. Asher will serve as the Company’s Chief Financial Officer pursuant to the Agreement, and he will not receive any direct compensation from the Company. Prior to joining Green Thumb and the Company, Mr. Asher served as the Chief Financial Officer of Ayr Wellness Inc. from November 2019 to March 2025, after having served as its controller from June 2019 to November 2019. Prior to that, Mr. Asher served in various positions at IgnitionOne, a global ad-tech company, from July 2013 to May 2019, most recently as its Vice President, Controller and a manager at the global accounting firm KPMG from September 2007 to July 2013. Mr. Asher received a bachelor’s degree in accounting from the University of Massachusetts Amherst.

There are no reportable family relationships or related person transactions involving the Company and Mr. Asher. Mr. Asher is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Shared Services Agreement, dated March 21, 2025 with Vision Management Services, LLC for Chief Financial Officer Services
99.1	Press Release of Agrify Corporation dated March 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGRIFY CORPORATION

Date: March 21, 2025	By:	/s/ Benjamin Kovler
Benjamin Kovler
Chairman and Interim Chief Executive Officer

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